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                                                                      Exhibit 15

FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Gentlemen:

We are aware that FirstEnergy Corp. has incorporated by reference in its registration statement issued November 13, 1997 relating to its Stock Investment Plan, the Form 10-Q's of Ohio Edison Company for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, which include our reports dated May 12, 1997, August 13, 1997, and November 12, 1997, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

                                        Very truly yours,

                                        /s/ Arthur Andersen LLP

                                        Arthur Andersen LLP


Cleveland, Ohio
 November 20, 1997.